Exhibit 10.44

                               AGREEMENT REGARDING
                                CHANGE IN CONTROL

     THIS AGREEMENT ("Agreement"), is made and entered into as of the 11th day of March, 2005 (the "Effective Date") by and between Hemispherx Biopharma, Inc. (the "Company") and Robert E. Peterson (the "Chief Financial Officer")

                                WITNESSETH THAT:

            WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous engagement of key management personnel, and the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, a change in control might occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

            WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Chief Financial Officer, to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company;

            NOW, THEREFORE, to induce the Chief Financial Officer to remain engaged by the Company and in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED by and between the parties as follows:

            1. AGREEMENT TERM. The initial "Agreement Term" shall begin on the Effective Date and shall continue through December 31, 2007. As of December 31, 2007, and as of each December 31 thereafter, the Agreement Term shall extend automatically to the third anniversary thereof unless the Company gives notice to the Chief Financial Officer prior to the date of such extension that the Agreement Term will not be extended. Notwithstanding the foregoing, if a Change in Control (as defined in Section 7 below), occurs during the Agreement Term, the Agreement Term shall continue through and terminate on the second anniversary of the date on which the Change in Control occurs.

            2. ENTITLEMENT TO CHANGE IN CONTROL BENEFITS. The Chief Financial Officer shall be entitled to the Change in Control Benefits described in Section 3 hereof if the Chief Financial Officer's engagement by the Company is terminated during the Agreement Term but after a Change in Control (i) by the Company for any reason other than Permanent Disability or Cause, (ii) by the Chief Financial Officer for Good Reason or (iii) by the Chief Financial Officer for any reason during the 30-day period commencing on the first date which is six months after the date of the Change in Control. For purposes of this
Agreement:

(a) A termination of the Chief Financial Officer's engagement shall be treated as a termination by reason of "Permanent Disability" only if, due to a mental or physical disability, the Chief Financial Officer is absent from the performance of services for the Company for a period of at least twelve consecutive months and fails to return to the performance of services within 30 days after receipt of a written demand by the Company to do so.

(b) The term "Cause" shall mean the willful engaging by the Chief Financial Officer in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Agreement, no act, or failure to act, on the Chief Financial Officer's part shall be deemed "willful" unless done, or omitted to be done, by the Chief Financial Officer not in good faith and without reasonable belief that the Chief Financial Officer's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Chief Financial Officer shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Chief Financial Officer a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Chief Financial Officer and an opportunity for the Chief Financial Officer, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Chief Financial Officer was guilty of conduct set forth above and specifying the particulars thereof in detail.

(c)  The term "Good  Reason"  shall mean the  occurrence of any of the following
     circumstances   without  the  Chief  Financial  Officer's  express  written consent:

                                             (i) a significant adverse change in
                                  the nature, scope or status of the Chief Financial Officer's position, authorities or services from those in effect immediately prior to the Change in Control, including, without limitation, if the Chief Financial Officer was, immediately prior to the Change in Control, a Chief Financial Officer of a public company, the Chief Financial Officer ceasing to be a Chief Financial Officer of a public company;

                                             (ii) the  failure by the Company to
                                  pay the Chief Financial Officer any portion of the Chief Financial Officer's current compensation, or to pay the Chief Financial Officer any portion of any installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

                                             (iii)  a  reduction  in  the  Chief
                                  Financial Officer's annual base compensation (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time;

                                             (iv) the  failure by the Company to
                                  award the Chief Financial Officer an annual bonus in any year which is at least equal to the annual bonus awarded to the Chief Financial Officer for the year immediately preceding the year of the Change in Control;

                                          (v)the failure by the Company to award
                                  the Chief Financial Officer equity-based incentive compensation (such as stock options, shares of restricted stock, or other equity-based compensation) on a periodic basis consistent with the Company's practices with respect to timing, value and terms prior to the Change in Control;

                                             (vi) the  failure of the Company to
                                  award the Chief Financial Officer incentive compensation of any nature based on attained milestones when such milestones are attained.


                                             (vii) the failure of the Company to
                                  obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated by
                                  Section 14.

         For purposes of any determination regarding the existence of Good Reason, any good faith determination by the Chief Financial Officer that Good Reason exists shall be conclusive.

     3. CHANGE IN CONTROL BENEFITS. In the event of a termination of engagement entitling the Chief Financial Officer to benefits in accordance with Section 2, the Chief Financial Officer shall receive the following:

(a) The Chief Financial Officer shall be entitled to a lump sum payment in cash no later than twenty business days after the Chief Financial Officer's date of termination equal to the sum of:

                                             (i) an amount  equal to three times
                                  the   Chief   Financial    Officer's    annual
                                  compensation in effect on the date of the Change in Control or, or if greater, as in effect immediately prior to the date of termination; plus

                                             (ii) an amount equal to three times
                                  the Chief Financial Officer's bonus award for the year immediately preceeding the year of the Change in Control.

                                The amount payable under this paragraph shall be
                                  inclusive of the amounts, if any, to which the Chief Financial Officer would otherwise be entitled or by law and shall be in addition to (and not inclusive of) any amount payable under any written agreement(s) directly between the Chief Financial Officer and the Company or any of its subsidiaries.

(b) The Company shall provide the Chief Financial Officer with outplacement services and tax and financial counseling suitable to the Chief Financial Officer's position through the third anniversary of the date of the Chief Financial Officer's termination of engagement, or, if earlier, the date on which the Chief Financial Officer becomes employed by another employer.

     4. MITIGATION. The Chief Financial Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other engagement or otherwise. The Company shall not be entitled to set off against the amounts payable to the Chief Financial Officer under this Agreement any amounts owed to the Company by the Chief Financial Officer, any amounts earned by the Chief Financial Officer in other engagement after the Chief Financial Officer's termination of engagement with the Company, or any amounts which might have been earned by the Chief Financial Officer in other engagement had the Chief Financial Officer sought such other engagement.

     5. MAKE-WHOLE PAYMENTS. If any payment or benefit to which the Chief Financial Officer (or any person on account of the Chief Financial Officer) is entitled, whether under this Agreement or otherwise, in connection with a Change in Control or the Chief Financial Officer's termination of engagement (a "Payment") constitutes a "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and as a result thereof the Chief Financial Officer is subject to a tax under section 4999 of the Code, or any successor thereto, (an "Excise Tax"), the Company shall pay to the Chief Financial Officer an additional amount (the "Make-Whole Amount") which is intended to make the Chief Financial Officer whole for such Excise Tax. The Make-Whole Amount shall be equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus
(iii) all income, excise and other applicable taxes imposed on the Chief Financial Officer under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clauses (i) and (ii) and this clause (iii).

(a) For purposes of determining the Make-Whole Amount, the Chief Financial Officer shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Company coincident with the Payment with respect to which such Excise Tax relates.

(b) All calculations under this Section 5 shall be made initially by the Company and the Company shall provide prompt written notice thereof to the Chief Financial Officer to enable the Chief Financial Officer to timely file all applicable tax returns. Upon request of the Chief Financial Officer, the Company shall provide the Chief Financial Officer with sufficient tax and compensation data to enable the Chief Financial Officer or the Chief Financial Officer's tax advisor to independently make the calculations described in subparagraph (a) above and the Company shall reimburse the Chief Financial Officer for reasonable fees and expenses incurred for any such verification.

(c) If the Chief Financial Officer gives written notice to the Company of any objection to the results of the Company's calculations within 60 days of the Chief Financial Officer's receipt of written notice thereof, the dispute shall be referred for determination to independent tax counsel selected by the Company and reasonably acceptable to the Chief Financial Officer ("Tax Counsel"). The Company shall pay all fees and expenses of such Tax Counsel. Pending such determination by Tax Counsel, the Company shall pay the Chief Financial Officer the Make-Whole Amount as determined by it in good faith. The Company shall pay the Chief Financial Officer any additional amount determined by Tax Counsel to be due under this Section 5 (together with interest thereon at a rate equal to 120% of the Federal short-term rate determined under section 1274(d) of the Code) promptly after such determination.

(d) The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that the Chief Financial Officer owes a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by Tax Counsel.

(e) If a Taxing Authority makes a claim against the Chief Financial Officer which, if successful, would require the Company to make a payment under this Section 5, the Chief Financial Officer agrees to contest the claim with counsel reasonably satisfactory to the Company, on request of the Company subject to the following conditions:

                           (i) The Chief Financial Officer shall notify the Company of any such claim within 10 days of becoming aware thereof. In the event that the Company desires the claim to be contested, it shall promptly (but in no event more than 30 days after the notice from the Chief Financial Officer or such shorter time as the Taxing Authority may specify for responding to such claim) request the Chief Financial Officer to contest the claim. The Chief Financial Officer shall not make any payment of any tax which is the subject of the claim before the Chief Financial Officer has given the notice or during the 30-day period thereafter unless the Chief Financial Officer receives written instructions from the Company to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this Section 5 determined as if such advance were an Excise Tax, in which case the Chief Financial Officer will act promptly in accordance with such instructions.

                          (ii)   If the Company so requests, the Chief Financial
                                  Officer will contest the claim by either paying the tax claimed and suing for a refund in the appropriate court or contesting the claim in the United States Tax Court or other appropriate court, as directed by the Company; PROVIDED, HOWEVER, that any request by the Company for the Chief Financial Officer to pay the tax shall be accompanied by an advance from the Company to the Chief Financial Officer of funds sufficient to make the requested payment plus any amounts payable under this Section 5 determined as if such advance were an Excise Tax. If directed by the Company in writing the Chief Financial Officer will take all action necessary to compromise or settle the claim, but in no event will the Chief Financial Officer compromise or settle the claim or cease to contest the claim without the written consent of the Company; PROVIDED, HOWEVER, that the Chief Financial Officer may take any such action if the Chief Financial Officer waives in writing the Chief Financial Officer's right to a payment under this Section 5 for any amounts payable in connection with such claim. The Chief Financial Officer agrees to cooperate in good faith with the Company in contesting the claim and to comply with any reasonable request from the Company concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any judicial proceedings, and the legal basis for contesting the claim. Upon request of the Company, the Chief Financial Officer shall take appropriate appeals of any judgment or decision that would require the Company make a payment under this Section 5. Provided that Chief Financial Officer is in compliance with the provisions this section, the Company shall be liable for and indemnify the Chief Financial Officer against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to the Chief Financial Officer within 30 days after each written request therefor by the Chief Financial Officer cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by the Chief Financial Officer as a result of contesting the claim.

(f) Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Company shall pay an additional Make-Whole Amount to the Chief Financial Officer in a manner consistent with this Section 5 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Company or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Chief Financial Officer shall repay such excess to the Company within 30 days of such determination; provided that such repayment shall be reduced by the amount of any taxes paid by the Chief Financial Officer on such excess which is not offset by the tax benefit attributable to the repayment.

     6. TERMINATION DURING POTENTIAL CHANGE IN CONTROL. If a Potential Change in Control (as defined in Section 8) occurs during the Agreement Term, and the Company terminates the Chief Financial Officer's engagement for reasons other than Permanent Disability or Cause during such Potential Change in Control, the Chief Financial Officer shall be entitled to receive the benefits that the Chief Financial Officer would have received under Section 3, such benefits to be calculated based upon the Chief Financial Officer's compensation prior to the actual termination of engagement but paid within 20 business days of the date of such termination.

     7. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

(a) the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b) the date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(d) the date on which the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                       Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                       For purposes of this Agreement: "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
                       Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
                       (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            8. POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs
(a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

                       (a) The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements;

                       (b) Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board that there is no reasonable chance that such actions would be consummated;

                       (c)  Any Person becomes the Beneficial Owner, directly or
                                  indirectly,   of  securities  of  the  Company
                                  representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

                       (d) The Board adopts a resolution to the effect that, for
                                  purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph
                                  (d) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

     9. NONALIENATION. The interests of the Chief Financial Officer under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Chief Financial Officer or the Chief Financial Officer's beneficiary.

     10. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Chief Financial Officer lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     11. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law provisions of any state.

     12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     13. WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     14. SUCCESSORS, ASSUMPTION OF CONTRACT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. This Agreement is personal to the Chief Financial Officer and may not be assigned by the Chief Financial Officer without the written consent of the Company. However, to the extent that rights or benefits under this Agreement otherwise survive the Chief Financial Officer's death, the Chief Financial Officer's heirs and estate shall succeed to such rights and benefits pursuant to the Chief Financial Officer's will or the laws of descent and distribution; provided that the Chief Financial Officer shall have the right at any time and from time to time, by notice delivered to the Company, to designate or to change the beneficiary or beneficiaries with respect to such benefits.

     15. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

            Hemispherx Biopharma, Inc.
            One Penn Center
            1617 JFK Blvd.
            Philadelphia, PA  19103

with a copy (which shall not constitute notice) to:

            General Counsel and Secretary
            Hemispherx Biopharma, Inc.
            One Penn Center
            1617 JFK Blvd.
            Philadelphia, PA  19103

or to the Chief Financial Officer:

Name:                  Robert E. Peterson
Address:    3232 W. 72nd Street
City, State Zip:       Tulsa, OK  74132

     Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     16. LEGAL AND ENFORCEMENT COSTS. The provisions of this Section 16 shall apply if it becomes necessary or desirable for the Chief Financial Officer to retain legal counsel or incur other costs and expenses in connection with enforcing any and all rights under this Agreement or any other compensation plan maintained by the Company;

     (a) The Chief Financial Officer shall be entitled to recover from the Company reasonable attorneys' fees, costs and expenses incurred in connection with such enforcement or defense.

     (b) Payments required under this Section 16 shall be made by the Company to the Chief Financial Officer (or directly to the Chief Financial Officer's attorney) promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses.

     (c) The Chief Financial Officer shall be entitled to select legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this Section 16 be reasonable.

     (d) The Chief Financial Officer's rights to payments under this Section 16 shall not be affected by the final outcome of any dispute with the Company.

     17. SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Chief Financial Officer's engagement with the Company.

     18. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and the subsidiaries.

     19.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, any one of which shall be deemed the original without reference to the others.

IN WITNESS THEREOF, the Chief Financial Officer has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed on this 11th day of March, 2005, all as of the Effective Date.



/s/ Robert E. Peterson
----------------------------------------------
   Chief Financial Officer



HEMISPHERX BIOPHARMA, INC.

By:  /s/ William A. Carter
    -----------------------------------------

Its CEO
    ----------------------------------------------------


ATTEST:
-------------------------------------
(SEAL)